Exhibit 10.10.4

                 SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT ("Amendment") is made and entered into as of January 31, 2005 by and between LOGICVISION, INC., a Delaware corporation ("Borrower"), and COMERICA BANK, successor by merger to Comerica Bank-California ("Bank").

                                    RECITALS

     A. Borrower and Bank have entered into that certain Second Amended and Restated Loan Agreement dated as of February 9, 2004, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of December 29, 2004 (collectively, the "Loan Agreement") pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

     B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

     D. This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "Loan Documents."

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

          1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

          2.   Amendments to Loan Agreement.

               a.   The definition of "Revolving Maturity Date" contained in
Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "Revolving Maturity Date" means February 28, 2006.

               b. Section 6.3 of the Loan Agreement is amended by adding the following new paragraph to the end thereof:

     "In addition, Borrower shall deliver to Bank a company prepared cash balance statement within thirty (30) days after the end of each fiscal month."

               c. Section 6.7 of the Loan Agreement ("Unrestricted Cash") is hereby amended by deleting "Twenty-Five Million Dollars ($25,000,000)" and substituting "Twenty Million Dollars ($20,000,000)" therefor.

               d.   Section 6.8 of the Loan Agreement ("Total
Liabilities-Tangible Net Worth") is hereby amended by deleting "0.50 to 1.00" and substituting "0.65 to 1.00" therefor.

               e. Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "6.10 Quarterly Net Loss; Profitability. Borrower shall not suffer a quarterly net loss (on a two quarter rolling basis) in excess of (i) Six Million Dollars ($6,000,000) for the fiscal quarter ending on September 30, 2004; (ii) Six Million Dollars ($6,000,000) for the fiscal quarter ending on December 31, 2004; (iii) Six Million Dollars ($6,000,000) for the fiscal quarter ending on March 31, 2005; (iv) Five Million Dollars ($5,000,000) for the fiscal quarter ending on June 30, 2005; and (v) Four Million Dollars ($4,000,000) for the fiscal quarter ending on September 30, 2005. Borrower shall show a net profit (on a quarterly basis) of at least $1.00 for the fiscal quarter ending on December 31, 2005 and for each quarter thereafter."

               f. Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

          3. Representations And Warranties. Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower. Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

          4. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

          5. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment is effective as of the date first above written; provided that, as a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Amendment, duly executed by Borrower;

               (b) a renewal fee equal to $18,861, which shall be nonrefundable;

               (c) all reasonable Bank Expenses incurred through the date of this Amendment, including but not limited to, reasonable attorneys' fees incurred in connection with this Amendment; and

               (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

                                                BORROWER:

                                                LOGICVISION, INC.,
                                                a Delaware corporation

                                                By:    /s/  BRUCE M. JAFFE
                                                       -------------------
                                                Name:  Bruce M. Jaffe
                                                Title: Vice President

                                                BANK:

                                                COMERICA BANK

                                                By:    /s/  GUY SIMPSON
                                                       -------------------
                                                Name:  Guy Simpson
                                                Title: Vice President